Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned acknowledges and agrees that the foregoing Statement on Schedule 13D is filed on behalf of the undersigned.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of April 13, 2007

CPT Manager Limited

By:	/s/ Andrew Scott
Name: Andrew Scott
Title: Director

Centro MCS Manager Limited

By:	/s/ Andrew Scott
Name: Andrew Scott
Title: Director

CPT Custodian Pty Limited

By:	/s/ Andrew Scott
Name: Andrew Scott
Title: Director

Super LLC

By:	/s/ Tony Torney
Name: Tony Torney
Title: Vice President

Super IntermediateCo LLC

By:	/s/ Tony Torney
Name: Tony Torney
Title: Vice President

Super MergerSub Inc.

By:	/s/ Tony Torney
Name: Tony Torney
Title: Vice President